United States
Securities and Exchange Commission
Washington, D.C.  20549
_______________________

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 15, 2007

Ameren Corporation
(Exact Name of Registrant as Specified in Charter)

Missouri	1-14756	43-1723446
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code:     (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.

On November 15, 2007, Ameren Corporation (the “Company”) sent a notice to its directors and officers informing them of a blackout period under the Ameren Corporation Savings Investment Plan (the “Plan”).  The blackout period is being implemented in connection with the transition of the administrative functions of the Plan to a new plan administrator and trustee.

The blackout period will be in effect beginning 3:00 p.m. CST on December 18, 2007 and is expected to end the week of January 6, 2008.  During this time, and for a period of two years after the blackout period has ended, directors and officers can determine whether the blackout period has ended by going to www.myAmeren.com or calling the Ameren Resource Center at (866) 367-5236 or (877) 769-2637.

During the blackout period, each director and officer is prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring any equity security of the Company that was acquired in connection with the director’s or officer’s service or employment as a director or officer, except pursuant to a limited number of exceptions.  The term equity security includes, without limitation, the Company’s common stock, options to purchase the Company’s common stock and other derivative securities which derive their value from the Company’s common stock.  At the end of the Plan blackout period, directors and officers will be permitted to resume transactions in such securities, subject to the requirements of the Company’s Section 16 Trading Reporting Program.

Please contact the Company’s Employee Benefits Department by mail at Ameren Corporation, 1901 Chouteau Avenue, St. Louis, Missouri 63103 or by telephone at the numbers listed above with any questions regarding this blackout period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2007	Ameren Corporation
(Registrant)

By /s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)